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AUG. 09. 2005 / 11:00AM, CE - Q2 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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                                                                Final Transcript

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   CONFERENCE CALL TRANSCRIPT

   CE - Q2 2005 CELANESE CORP EARNINGS CONFERENCE CALL

   EVENT DATE/TIME: AUG. 09. 2005 / 11:00AM ET
   EVENT DURATION: N/A

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CORPORATE PARTICIPANTS

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                                                               FINAL TRANSCRIPT
--------------------------------------------------------------------------------
AUG. 09. 2005 / 11:00AM, CE - Q2 2005 CELANESE CORP EARNINGS CONFERENCE CALL
--------------------------------------------------------------------------------

 MARK OBERLE
 Celanese Corporation - VP of IR

 DAVID WEIDMAN
 Celanese Corporation - CEO, President and Director

 CORLISS (CORKY) J. NELSON
 Celanese Corporation - EVP, CFO

CONFERENCE CALL PARTICIPANTS

 KEVIN MCCARTHY
 Banc of America Securities - Analyst

 FRANK MITSCH
 Fulcrum Global Partners - Analyst

 DAVID BEGLEITER
 Deutsche Bank - Analyst

 SERGEY VASNETSOV
 Lehman Brothers - Analyst

 NANCY TRAUB
 CSFB - Analyst

 KUNAL BANERJEE
Analyst

 EDLAIN RODRIGUEZ
 Goldman Sachs - Analyst

 GREGG GOODNIGHT
 UBS - Analyst

 MIKE JUDD
 Greenwich Consultants - Analyst

 BOB GOLDBERG
 Scopus Asset Management (ph) - Analyst

 PRESENTATION

--------------------------------------------------------------------------------
OPERATOR

Welcome to the second-quarter 2005 Celanese Corporation earnings conference call. At this time, all participants are in a listen-only mode. We will be facilitating a question-and-answer session towards the end of today's conference. (OPERATOR INSTRUCTIONS). As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the presentation over to your host for today's call,
Mr. Mark Oberle. You may proceed, sir.

--------------------------------------------------------------------------------
 MARK OBERLE  - CELANESE CORPORATION - VP OF IR

Welcome to Celanese Corporation's second-quarter 2005 financial results conference call on Tuesday, August 9, 2005. My name is Mark Oberle, Vice
President of Investor Relations. On the call today are David Weidman, Chief
Executive Officer, and Corky Nelson, Chief Financial Officer.

The Celanese Corporation press release was distributed via BusinessWire this morning at 8AM Eastern time and is posted on our website, Celanese.com. During this call, management may make forward-looking statements concerning, for example, Celanese Corporation's future objectives and results, which will be made under the Safe Harbor provisions of the Private Securities Litigation
Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ

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AUG. 09. 2005 / 11:00AM, CE - Q2 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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materially from these expectations due to changes in economic, business, competitive, market, political and regulatory factors. More detailed information about these factors is contained in this morning's earnings releases and in
Celanese Corporation's filings with the Securities and Exchange Commission.
Celanese Corporation undertakes no obligation to update publicly or revise any forward-looking statements.

Celanese Corporation's second-quarter 2005 earnings release references the performance measures net debt, adjusted EBITDA, adjusted net earnings and adjusted basic earnings per share as non-US-GAAP measures. For the most directly comparable financial measures presented in accordance with US GAAP in our financial statements and for a reconciliation of our non-US-GAAP measures to US
GAAP figures, please see the accompanying schedules to our earnings release, which will also be posted on our website.

This morning, Dave Weidman will review the performance of the Company and its businesses and Corky Nelson will provide an overview of the financials. Now, I would like to turn the call over to Dave Weidman.

--------------------------------------------------------------------------------
 DAVID WEIDMAN  - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

Mark, thank you, and good morning, everyone. We're extremely excited about the
Company's continued excellent progress and our strong second-quarter performance. Revenues increased by 23% to $1.5 billion. Adjusted EPS was $0.53 per share and adjusted EBITDA was $283 million. These results exceed the expectations communicated last quarter.

I have asked Corky today to go into the specific business performance highlights for the second quarter. And instead of giving a rundown by business, I would like to share with you my thoughts on our progress against the commitments we made to investors during our January IPO.

At that time, we profiled Celanese as a hybrid chemical company with leading market and technology positions and an integrated acetyl chain and a very attractive high-end engineered plastics business. These features, combined with tremendous optionality, provide enhanced profitability over an extended cycle.
In addition to that, Celanese is a company with significant opportunities to further build these franchises through strategic, accretive bolt-on acquisitions. And we're a company with strong geographic positions to capture growth opportunities in Asia and other areas of the world. And last, Celanese is a company with a disproportionate share of company-specific opportunities to accelerate growth, improve productivity, reduce our cost structure and return even more value to our shareholders.

Now, over the last several months, our associates have accomplished a tremendous amount of progress. Let me update you in each of the four areas mentioned.

First, our leadership position in the acetyl chain is clearly evidenced by the exceptionally strong performance of our Chemical Products segment, which is in a basically sold-out position today. We have been very successful in managing volatile raw material costs through pricing efforts and product positioning to achieve tremendous financial results.

Next, we have successfully acquired both Vinamul and Acetex. These businesses strengthen our integrated acetyl chain and expand our global reach.

Additionally, we continue to expand in Asia. Our new world-scale acetic acid plant located in China is on schedule to begin commercial sales starting in early 2007. In addition, last month, we announced plans to build facilities in
Asia for our GUR business and in China for our emulsions business. And in acetate fibers during the first half of 2005, we have completed capacity expansions for tow in our Chinese JVs, and are on track to double site capacity.

Now, lastly, our teams are successfully delivering on Celanese-specific profit enhancement and productivity opportunities. We are on track to deliver value in the areas of SG&A, procurement and portfolio changes.

Among the first-half changes, highlights are the following. First, in acetate, the bulk of our plant restructuring in North America is complete, which will result in the movement of adjusted EBITDA margin levels in this business from the high single digits when we started towards 20%.

Second, during the second quarter, you saw us sharpen our focus further, as we agreed to sell a non-core powders business, withdraw from a non-core joint venture in Germany and divest several other small non-core businesses within the portfolio.

Third, we continue down the road of exiting our COC business, a money-losing business, as we discussed previously.

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                                                               FINAL TRANSCRIPT
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AUG. 09. 2005 / 11:00AM, CE - Q2 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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Fourth, we ceased production at our Clear Lake methanol joint venture unit and started to purchase methanol under the supply agreement with Southern Methanol, an arrangement that will yield significant cost benefits.

Fifth, in the SG&A area, we announced the move of our Bedminster, New Jersey functions and physically completed the move of our acetate business headquarters to Dallas.

Sixth, we further strengthened our management team by sharpening the focus of key executives with the hiring of Tim Fiore as Head of Supply Management, the naming of John O'Dwyer as Head of Acetyl Products and increasing the responsibilities of Lyndon Cole to include oversight of our growing Asian businesses.

Clearly, we have positive momentum. But we are not finished. We still have more to do to enhance profitability, drive growth and increase productivity. Our management team is committed to relentlessly pursuing both growth and productivity opportunities. We feel the first six months following an IPO are a defining period for any company, and I believe that Celanese has done well in defining itself as a leader in the industry and a company that get things done.
We have many challenges in front of us, but this team has already shown that it's up to meeting those challenges.

Now, to wrap up, as we look more broadly at global markets, we're somewhat more positive about a stronger, longer cycle for a hybrid chemical company. New capacity is entering the market somewhat slower than projected, and demand remains relatively robust.

With that, let me turn it over to Corky Nelson for a discussion of the second-quarter results.

--------------------------------------------------------------------------------
 CORKY NELSON  - CELANESE CORPORATION - EVP, CFO

Thank you, Dave. Our performance in the second quarter was superb, reflecting the success of our strategy to enhance our leading positions and increase the productivity and efficiency of our operations. Our leading position in acetyl chemicals, highly favorable market conditions and continued productivity improvements across all of our businesses contributed positively to the results in the quarter.

Basic EPS for the second quarter was $0.41, based on 158.5 million shares outstanding. Included in the results is approximately $27 million of special charges, largely for the non-cash impairment charge of our COC business, which we plan to exit, and other smaller charges related to restructuring. The charges were partially offset by the $14 million gains for foreign exchange currency effects on euro/dollar-denominated debt. Diluted adjusted EPS was $0.53, based on 170.5 million shares, which consists of 158.5 million basic shares and 12 million convertible preferred shares. We are not considering any option dilution in the second quarter, as the average stock price was below the average option price.

As you can see in the reconciliation from diluted EPS to diluted adjusted EPS, we are adding back $27 million in special charges and are excluding the $14 million gain from non-operating foreign exchange. We believe this metric provides you with a truer picture of the underlying performance of the business.

Adjusted EBITDA was $283 million for the quarter, an increase of 50% over the second quarter of 2004, another measure of our very strong performance.
Operating profit increased to $152 million for the quarter from $25 million in
2004. The 2004 results did include $49 million in non-cash inventory-related purchase accounting adjustments. Even with this factored in, an apples-to-apples comparison shows approximately $80 million in increased performance. As Dave mentioned, we made progress in improving our productivity and enhanced profitability. But our job is by no means done.

Let me provide you with a few more details on some of our recent activities.
First, a significant portion of the acetate restructuring has been completed with the closure of our filament business operations in Narrows and Ocotlan, our flake operations in Rock Hill and our tow facility in Edmonton.

Second, we are pursuing our plans to exit the COC business, which we announced at the end of last year. This quarter we revised our estimates and took a $24 million non-cash charge relating to that decision. This basically writes down the assets of the business. Our objective is to provide much more transparency as possible, as we pursue Celanese-specific opportunities to improve the value of the Company. We will continue to highlight these opportunities as they develop, and let you know how they factor into our guidance.

With that, I now would like to review the results of the business. For those of you following on the webcast, you will see on page nine Chemicals again drove our excellent results this quarter, with an increase in sales from $808 million in the second quarter of 2004 to a little over $1.1 billion

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                                                               FINAL TRANSCRIPT
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AUG. 09. 2005 / 11:00AM, CE - Q2 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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this year. The increase was driven by a 21% increase in the overall pricing as a result of strong demand, high industry utilization and higher raw material costs. For the third straight quarter, we were able to more than offset our raw material costs with higher pricing and productivity improvements. The increase in sales also included the impact of Vinamul acquisition, which accounted for about a third of the 34% increase in revenues.

Segment earnings increased to $149 million compared to $34 million in 2004.
After taking into consideration the $15 million in expense relating to purchase accounting adjustments in 2004, you will see that the overall performance for
Chemicals was outstanding for the quarter. In the third quarter, demand continues to be strong. Based on market information, we believe that some of the capacity expansion in acetic acid and vinyl acetate could be delayed anywhere from one to three months, and we are building this assumption into our guidance.
We expect pricing to be softer in the second half of 2005 as markets absorb the additional capacity. Looking forward and further out, we expect the demand to continue to be robust over the next several quarters.

Next, let's look at our Technical Polymer business. Ticona performed reasonably well in a very challenging environment, with sales of $223 million and segment earnings of $22 million. Volumes declined 5% as a result of the business's strategy to focus on high-margin business and due to the weakness in the automotive industry, particularly in Europe. The business made tremendous headway in pricing. Additionally, the business continued to reduce both manufacturing and administrative costs. Ticona's segment earnings decreased to
$22 million in the quarter from $26 million last year.

To get closer to the underlying performance of the business, you need to take into account the $20 million special charge, primarily relating to COC this year, and the $18 million charge for purchase accounting in the prior year. From this perspective, you can see that in a tough environment, Ticona's segment earnings were basically flat. In the current quarter, we're seeing similar market conditions and expect Ticona to perform in line with the second quarter.
We do not expect a resurgence of growth until major industry segments such as automotive recover.

Acetate Products performed well during a transitional quarter in which they continued to restructure their operations to enhance profitability and their global position. For the quarter, Acetate recorded sales of $183 million and segment earnings of $12 million. We expect a modest improvement in performance as restructuring initiatives kick in. Volume for the global markets are shifting from North America to China, with the completion of our affiliate's tow expansion in the first and second quarters. As a result, our business is transforming its manufacturing to optimize supply.

Concluding with Performance Products, a business we run for cash, we continued
to perform in line with expectations, as volumes increased for Sunett(R)
sweetener and trade products. We did experience pricing declines for Sunett in this quarter, which is consistent with our positioning strategy for the product.
In the third quarter, we expect that the business will perform at similar levels to the second quarter.

Let's next spend a minute on our equity and cost investments. As we forecasted last quarter, dividends for the ventures were $17 million higher than last year, but lower sequentially as the ventures paid dividends in the first quarter. We expect dividends to be very strong in the third quarter, approximately $45 million, and we are now expecting full-year dividends to be between $120 million and $130 million, up from the previously forecast between $90 million and $100 million. Improved performance of the ventures is driving this increase, along with the work our team has done to return excess cash back to the shareholders and match dividend payments with earnings.

If you look at the next page of the webcast, you'll see part of the reason for this. As you will see, our equity ventures are currently in a net cash position and have very strong operational performance. We have also provided you with a white paper that details the ventures and gives you a Cliff Notes version of the accounting literature for both equity and cost investments. This white paper is found on our website, and it is our intention to update this annually.

Our balance sheet reflects stronger performance of the business in the second quarter, as well. Our cash balance of $959 million at the end of the period includes cash being held for the outstanding tender offer to minority shareholders of approximately $450 (ph) million. Out of the remaining balance, we paid $270 million for the purchase of the Acetex shares in July.

[Editor's Note: The transcript has been edited to clarify that the cash being held for the outstanding tender offer to minority shareholders is approximately
$450 million..]

Based on the second-quarter results and the expectation that demand will remain robust through the second half of the year, we are raising our full-year 2005 diluted adjusted EPS guidance to between $1.90 and $2.00 a share. Our outlook considers the expected impact on pricing as the acetyl markets absorb the industry capacity expansions planned in the second half of 2005.

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AUG. 09. 2005 / 11:00AM, CE - Q2 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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We are also now including the expected modest positive impact on the recently completed Acetex acquisition in our guidance. Our previous guidance was between
$1.64 and $1.69 per share and did not include any impact for Acetex. Let me be clear about our increase in guidance. While the Acetex acquisition is accretive to earnings, the majority of our increase in guidance is based on the expected performance of Celanese's other businesses.

For the third quarter, diluted adjusted earnings per share is expected to be between $0.45 and $0.50 per share. Included in the guidance are adjustments for the approximate $15 million of special charges and $15 million for the redemption cost of the Acetex bonds. Both the third-quarter and the full-year guidance are based on second-quarter diluted share count of 170.5 million shares. Adjusted EBITDA is expected to be between $240 and $260 million for the third quarter and between $1 billion 60 and $1 billion 90 for the full year, an increase from the $960 million and $1 billion (ph) forecasted previously. This guidance also includes the impact of the Acetex acquisition.

With that, I would like to turn the presentation back over to Mark and let him initiate the question-and-answer portion of the conference call.

--------------------------------------------------------------------------------
MARK OBERLE - CELANESE CORPORATION - VP OF IR

Thank you, Corky. As we move into the Q&A, we ask each participant to limit themselves to one question and one follow-up. If you have any additional questions, please get back into the queue, and we will take as many calls as we can.

QUESTION AND ANSWER

--------------------------------------------------------------------------------
OPERATOR

(OPERATOR INSTRUCTIONS). Kevin McCarthy, Banc of America Securities.

--------------------------------------------------------------------------------
KEVIN MCCARTHY - BANC OF AMERICA SECURITIES - ANALYST

Dave and Corky, I think you mentioned on two occasions that you're seeing new capacity for acetyls come on a bit more slowly than you would have anticipated.
Can you elaborate on which projects, perhaps in Asia, are moving more slowly?

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

On a broad base, we are seeing some delays in capacity coming in on both acetic acid and the vinyl acetate. Broadly speaking, these delays are one to three-month delays, and they cut across the different projects that are out there. In addition to that, some of the new capacity that has come into the market in the last six months is not operating at full capacity, up and down, fits and starts. So on that basis, we're more confident of our second-half guidance and a little more positive about the second half than we were 90 days ago.

--------------------------------------------------------------------------------
KEVIN MCCARTHY - BANC OF AMERICA SECURITIES - ANALYST

And as a follow-up, I think you said you are on track in Nanjing for early 2007.
Now that the Acetex deal has closed, Dave, could you comment on the status of the expansion in Saudi Arabia, what the timing of that looks like and whether you view that capacity as necessary strategically for '08?

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

I just have to say, on Acetex, we really bought an excellent company -- a wonderful business, wonderful positions in the market -- and we are delighted with the acquisition. And I would also underscore that we have only been into the project and the acquisition for three weeks, and we are continuing to identify synergies and opportunities. We're looking at the project and evaluating it. And at this point, we have no comment on anything more than what has been out there already on the project.

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OPERATOR

Frank Mitsch, Fulcrum Global Partners.

--------------------------------------------------------------------------------
FRANK MITSCH - FULCRUM GLOBAL PARTNERS - ANALYST

On July 11th, you talked about earnings coming in $0.39 to $0.43 for the second quarter. Obviously, that's 11 days after the second quarter had ended. You are reporting $0.53 today. What changed?

--------------------------------------------------------------------------------
CORKY NELSON - CELANESE CORPORATION - EVP, CFO

Let me step back and, quite frankly, a bit of an apology here. Quite frankly, the major item that changed was the foreign exchange gain that we recorded. But, that being set aside, quite frankly, we are not quite satisfied with the level of forecasting accuracy. As you know, we have a fairly complicated global business model, that has gone, quite frankly, through a lot of change, especially as we assimilate the Acetex acquisition and a few of the divestitures.

When we increased our guidance in early July to the upper range of what was previously on the Street, we were in early part of the closing cycle. And, as it turned out, all the businesses hit on the upper end of their guidance. So we identified a number of areas that we were going to improve in sharpening our forecasting skills as we streamline processes internally, but basically, one driver -- one significant driver -- was the foreign exchange gain that we didn't anticipate when we gave the revised guidance.

--------------------------------------------------------------------------------
FRANK MITSCH - FULCRUM GLOBAL PARTNERS - ANALYST

Terrific. And when you sharpen those forecasting skills, please let me in on your secret. I would love to be in on that.

And just a follow-up. SG&A came down fairly significantly from the first quarter. And I know, David, you talked about some programs that are still in place and some projects still underway. Would you anticipate that absolute level continuing this downward trend?

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

 Frank, we would. We have made some progress in SG&A reduction. Sequentially, the number is down. On a year-over-year basis, it's up about $10 million. Behind that is some productivity and the acquisition of Vinamul and the SG&A associated with it -- and that is in there, but also some amortization on the step-up charge that we did in purchase accounting. You net everything out, and we are down somewhere in the high single-digit, low double-digit range in the quarter.

Having said that, there is more productivity in SG&A. The benefits associated with some of the things we announced in the quarter -- Acetex moving their headquarters to Dallas, the move of the Bedminster functions to Dallas and closing down of that office -- are benefits that will yet come to us in our income statement.

--------------------------------------------------------------------------------
OPERATOR

David Begleiter, Deutsche Bank.

--------------------------------------------------------------------------------
DAVID BEGLEITER - DEUTSCHE BANK - ANALYST

David, you mentioned second-half lower pricing in the acetyl chain. How much lower pricing are you forecasting, and how cautious is that assessment?

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AUG. 09. 2005 / 11:00AM, CE - Q2 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

Good question. I don't quite know, David, how to answer that. Our pricing varies region by region. Our North America pricing tends to be more formula-driven contracts, Europe is more quarterly negotiations, and Asia is spot pricing. And there is more volatility in Asia than any of the other regions because it is spot.

We anticipate and are seeing prices coming down in the third quarter. We would anticipate, as the new capacity comes in and is absorbed into the market, that it would have a depressing effect upon prices for the third quarter into the fourth quarter. The exact levels -- we're obviously hopeful and optimistic that there are not low, low levels. But whatever we looked at and considered is factored into the guidance that we have provided.

--------------------------------------------------------------------------------
DAVID BEGLEITER - DEUTSCHE BANK - ANALYST

And just on Ticona, how much longer will the pruning of the portfolio go on, and when can we expect to see some better topline growth in Ticona, do you think?

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

In a very tough environment, we were pleased with Ticona's results. Volume was down; that's largely driven by their main market, which is automotive, and we all know what a train wreck the automotive market is. However, that volume decline was offset by price increases, very good price increases sequentially and year over year, and also some productivity or cost reduction programs that
Lyndon and the team have been successful driving into the business.

Long-term, Ticona is a tremendous growth engine -- great pipeline of new applications, well-positioned in Asia. We view this as a temporary halt in growth, as some of our end markets sort themselves out, but the long-term trends in this business -- with hybrid automobiles, better fuel economy in automobiles, increased electrical/electronic applications -- are very positive. And we would judge, as we move into 2006, that we would see the resumption of growth as these markets straighten out.

--------------------------------------------------------------------------------
OPERATOR

Sergey Vasnetsov, Lehman Brothers.

--------------------------------------------------------------------------------
SERGEY VASNETSOV - LEHMAN BROTHERS - ANALYST

First of all, I want to comment there's much improved clarity of financial reporting this quarter. It certainly makes our life easier.

And secondly, a question about business (indiscernible) Acetex. How should we think about profitability of the business there, as compared to the similar mainstream, which is Chemical Products, before and after you get these synergies?

--------------------------------------------------------------------------------
 DAVID WEIDMAN  - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

Well, Acetex was a publicly-traded company before, and obviously there's full disclosure and transparency around the financials that were in the business. And
I would say the business that we bought, as highlighted before, is an excellent business, is a very strong business. And we are delighted with the acquisition.

--------------------------------------------------------------------------------
SERGEY VASNETSOV - LEHMAN BROTHERS - ANALYST

My question was really about the second-quarter results, because I don't think they have reported recently.

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AUG. 09. 2005 / 11:00AM, CE - Q2 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

No, they did report second quarter.

--------------------------------------------------------------------------------
CORKY NELSON - CELANESE CORPORATION - EVP, CFO

Dave, what I think I have seen is sales in the second quarter of $142 million and EBITDA of about $18 million and net income, I believe, of about $4 million.

--------------------------------------------------------------------------------
SERGEY VASNETSOV - LEHMAN BROTHERS - ANALYST

And what do you expect of this business margin-wise, going forward?

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

Going forward, just to underscore, we have been in the business with teams, having a lot of discussion and more dialogue and detail, only for the last three weeks. However, we have validated the synergies in the SG&A area. We validated the synergies in the logistics area. We have validated some synergies we have seen in manufacturing, and beyond that we think there's even more opportunities and more synergies as we bring our technology into their manufacturing assets.
We have not been public with what we projected in our synergies, but you could assume that on a chemical business like this, normally the industry would think that there would be 3 percent of revenue as a synergy number, plus/minus a percent or so. We're comfortable with that number and should be there and will drive for more than that.

--------------------------------------------------------------------------------
SERGEY VASNETSOV - LEHMAN BROTHERS - ANALYST

Lastly, in your guidance on the special charges for the full year of $105 (ph)
and $15 million (ph) for third quarter, that implies about $25 million of special charges for the fourth quarter. Can you talk about what those charges will be assigned to, in the third and fourth quarter?

--------------------------------------------------------------------------------
CORKY NELSON - CELANESE CORPORATION - EVP, CFO

Yes. A portion of that will be the Bedminster closedown, shutdown; and the remaining part of it will be the acetate restructuring that continues to go on.
And also, there will be some in there for Acetex.

--------------------------------------------------------------------------------
OPERATOR

Nancy Traub, CSFB.

--------------------------------------------------------------------------------
NANCY TRAUB - CSFB - ANALYST

Most of my questions have been asked already and answered. I do have a question on Ticona. You said the auto industry has really hampered volume. With all of the special promotions they've had recently, do you have a feeling that we should pick up soon, as far as production goes? And also, I did read something about how you have a new product for airline seats. How important is that?

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

Our view is that there has been big promotions in North American automotive.
What that has done is taken a lot of inventory out of their system. So far, we have not seen a pickup in production. They are doing these things for inventory control. And obviously, as you pull product out of inventory, in our view, you are probably capturing some sales that would have occurred in the fourth quarter, into the first half of next year. And consequently, we would judge that production would increase going forward. We're taking a view that says it's 2006 before we see a rebound in automotive. Let's hope that it's sooner than that, but that's our call.

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AUG. 09. 2005 / 11:00AM, CE - Q2 2005 CELANESE CORP EARNINGS CONFERENCE CALL
--------------------------------------------------------------------------------

The airline application is a very interesting development. This kind of gives you a flavor of just the breadth of applications in the pipeline that Ticona has in new product application. It's a PPS product that runs through our joint venture. It's on the front edge of airline wings, and I think it's the A-380 that it goes onto. Again, a very high-performance, high-end application, very high-value in use. And as the 380 rolls out, it will contribute to the profitability of the business.

I don't want to -- we have in Ticona a business that is not based on home run hits. There's an awful lot of singles out there, and our pipeline is replete with a number of high-value-added applications such as this that, on a cumulative basis, add up. No single application, though, is significant in the grand scheme of things.

--------------------------------------------------------------------------------
NANCY TRAUB - CSFB - ANALYST

And one follow-up. In acetate, you mentioned how your volumes were up because of supplying flake to the Chinese facilities. What will happen when the flake capacity comes on there? What will that do to your earnings?

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

2005 is a transition year for the business. You have plants being shut down, we have capacity coming on in China for tow. We're supplying the Chinese market with flake, and we're building flake capacity in China. In addition to that, we have inventory adjustment on a smaller manufacturing footprint. Now, that's having some effect on our income statement; the numbers are good. But behind some very good numbers are the effects of this transition; particularly, inventory clouds the numbers a fairly substantial amount.

We have announced that as we find China more self-dependent upon their own production for flake, that we will be bringing our manufacturing assets down.
And that in fact will occur as we go out into the late 2006 timeframe, early
2007.

--------------------------------------------------------------------------------
OPERATOR

Kunal Banerjee.

--------------------------------------------------------------------------------
KUNAL BANERJEE ANALYST

I've asked you this before, Dave, but just wanted to get an update. Can you talk about the optionality in your portfolio? I know you don't explicitly break out the profitability in your building blocks versus your downstream product, but if you could at least qualitatively talk about the distribution between acid and
VAM as the building blocks and your downstream portfolio? If you dial that back, how did that distribution stack up? I'm just trying to get a sense for whether you're seeing rising profitability in your emulsions business versus your asset in VAM.

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

About three quarters of our acetic acid production is consumed internally for additional processing into upgrade products. Only 25%, on average, is sold as a merchant product in the merchant markets. Vinyl acetate, with the Vinamul acquisition -- that number is about two-thirds internal, and the rest of it is sold in the merchant market. And in any given quarter, there are different dynamics with the derivative products. Esters may be short, prices up. So we do have optionality. We do actively manage our portfolio to make the most profit we can at any given point in time with the dynamics in the market at the time.

Now, the emulsion acquisitions and the emulsion business that we are in have been great businesses, great acquisitions. We bought the first emulsion business two years ago. Profitability there has increased every year, as we brought our manufacturing programs and our management approach to the business, and the markets on the market side has grown as we've focused on new products and new applications. The acquisition of the recent business from ICI/National Starch makes us a global player rather than a regional player, and we're seeing synergies in that business, as well.

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AUG. 09. 2005 / 11:00AM, CE - Q2 2005 CELANESE CORP EARNINGS CONFERENCE CALL
--------------------------------------------------------------------------------

Overall, though, I would say that the profit levels in the emulsion business are good today, and we would expect, as we move through the cycle, we will see some movement in profitability in emulsions at some point. One would expect, if VAM prices move down, we would hold profitability in emulsions and we'd see an expansion in emulsion margins beyond today's levels.

--------------------------------------------------------------------------------
KUNAL BANERJEE ANALYST

So it is higher than a year ago, even without the Vinamul, just for your legacy
Clariant (ph) emulsions business?

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

Yes, it is.

--------------------------------------------------------------------------------
KUNAL BANERJEE ANALYST

And how much of a market is there in niche (ph) products for you to be able to redeploy the molecule that way, meaning is there enough of a market where your third VAM exposure can be actually trimmed to maybe 15% VAM exposure or cut in half, essentially, and you can just basically downstream those products?

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

Well, let me be clear. About a third of our VAM is used internally. So we are about two-thirds external. And we would judge it would be around that number. As we attempt to grow both businesses, I wouldn't expect that this is going to go up significantly.

--------------------------------------------------------------------------------
KUNAL BANERJEE ANALYST

And then just a follow-up. COC -- obviously, a big drag. We're interested in broad timing of that divestiture, this year or next, if you could just let us know how that is progressing?

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

Sure. Yes, COC -- as we have highlighted in the S-1 and subsequent communications -- it's $20 to $30 million a year of loss, cash loss. We continue to look for options in that business and are very active in it. Beyond that, I can't say much about where we are in the process. We are moving as fast as we can, though.

--------------------------------------------------------------------------------
OPERATOR

Edlain Rodriguez (ph), Goldman Sachs.

--------------------------------------------------------------------------------
EDLAIN RODRIGUEZ - GOLDMAN SACHS - ANALYST

 One quick question on interest expense. If you exclude the refinancing costs of the first quarter, I think interest expense was about 74 million. In this quarter it's about 68. Can you explain exactly what is going on this quarter, given that total debt only decreased by 46 million from quarter to quarter?

--------------------------------------------------------------------------------
CORKY NELSON - CELANESE CORPORATION - EVP, CFO

Yes. The interest expense on a quarter-over-quarter basis really reflects our floating fixed-rate position. I might add that, for the total year, we're forecasting a net interest expense of $367 million. Of that, approximately $102 million relates to the refinancing costs that happened in the first quarter. I should also point out that the cash interest expense is about $232 million for the year.

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                                                               FINAL TRANSCRIPT
--------------------------------------------------------------------------------
AUG. 09. 2005 / 11:00AM, CE - Q2 2005 CELANESE CORP EARNINGS CONFERENCE CALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EDLAIN RODRIGUEZ - GOLDMAN SACHS - ANALYST

And can you give us a quick update on the minority shareholders issue in
Germany?

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

Yes. There's really not a lot new to report there. We're running the Company as we want to under the agreement that is in place. We can do strategic actions, we can drive the Company operationally. We're continuing about business as we should be, and the minorities are out there. We view this as something that could potentially go on for an extended period of time, and that's just fine.
Their rights (ph) on the Company are more debt-like than equity-like, and it's a sideshow at this point.

--------------------------------------------------------------------------------
EDLAIN RODRIGUEZ - GOLDMAN SACHS - ANALYST

One final question. I think I might have mentioned that -- did you say how much you expect Acetex to add to EPS for the second half of the year?

--------------------------------------------------------------------------------
CORKY NELSON - CELANESE CORPORATION - EVP, CFO

We're expecting it to be in the upper single digits, in terms of earnings per share.

--------------------------------------------------------------------------------
OPERATOR

Gregg Goodnight, UBS.

--------------------------------------------------------------------------------
GREGG GOODNIGHT - UBS - ANALYST

Southern Methanol -- you mentioned that that had started up or was getting close to startup and you have started supplying methanol externally. My questions are with respect to your shutdown. You mentioned, if I'm not mistaken, the Clear
Lake shutdown. And perhaps -- is there another shutdown potentially at Bishop?
Could you update us in general about Southern Methanol?

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

Sure, Gregg, delighted to. The Southern Methanol agreement is a purchase agreement. The third quarter is essentially a transition quarter for us. We started taking product through this contract in Clear Lake. The Clear Lake asset is coming down. As we go later into the third quarter, we would anticipate taking product in our Bishop facilities with the subsequent shutdown there. And as we move into the fourth quarter in 2006, we will be fully under the Southern agreement.

--------------------------------------------------------------------------------
GREGG GOODNIGHT - UBS - ANALYST

So you are taking methanol now. It seems to be timely, with respect to $9 gas running around in North America.

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

Gregg, I like to say we planned it that way, but --

--------------------------------------------------------------------------------
GREGG GOODNIGHT - UBS - ANALYST

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                                                               FINAL TRANSCRIPT
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AUG. 09. 2005 / 11:00AM, CE - Q2 2005 CELANESE CORP EARNINGS CONFERENCE CALL
--------------------------------------------------------------------------------

Could you comment on your margins moving forward in the acetyls chain? I would assume some of your natural gas consumption wasn't associated with the raw material. But do you see you being able to hold margins with -- I believe you have a $0.03 price increase announced in acetyls. So would you think your combination of methanol sourcing would allow you to hold your margins what they were in the second quarter?

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

Well, Gregg, like we said -- let me make three points. One, our pricing does vary by region. So we've got Asia, Europe and North America with different pricing dynamics.

Second, the Southern contract does benefit us. But that benefit is primarily in the North America market.

And third, the new capacity that is coming in is largely in the Asia region. And as we indicated on the call earlier, we do anticipate pricing in Asia coming down as the market absorbs the new capacity. And that would affect our second-half profitability in chemicals. As the market absorbs this capacity going into 2006 and subsequently 2007, we're optimistic about an extended cycle and a very good industry high-capacity utilization out into the '06/'07 timeframe.

--------------------------------------------------------------------------------
GREGG GOODNIGHT - UBS - ANALYST

So it sounds like, net net, margin is down a bit?

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

Yes.

--------------------------------------------------------------------------------
GREGG GOODNIGHT - UBS - ANALYST

One final question, if I could sneak it in. Corky, the tax rate that you're showing for the second quarter was -- that was used in the EPS calculation of
24%?

--------------------------------------------------------------------------------
CORKY NELSON - CELANESE CORPORATION - EVP, CFO

Yes, that's correct.

--------------------------------------------------------------------------------
GREGG GOODNIGHT - UBS - ANALYST

What is the corresponding tax rate to your guidance range of $1.90 to $2.00?

--------------------------------------------------------------------------------
CORKY NELSON - CELANESE CORPORATION - EVP, CFO

It's 24%.

--------------------------------------------------------------------------------
GREGG GOODNIGHT - UBS - ANALYST

For the year?

--------------------------------------------------------------------------------
CORKY NELSON - CELANESE CORPORATION - EVP, CFO

For the year, yes.

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AUG. 09. 2005 / 11:00AM, CE - Q2 2005 CELANESE CORP EARNINGS CONFERENCE CALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
OPERATOR

Mike Judd, Greenwich Consultants.

--------------------------------------------------------------------------------
MIKE JUDD - GREENWICH CONSULTANTS - ANALYST

A question about the interest expense guidance that you provided for the third quarter of around $90 million. If I look at my estimates of the debt, the additional $235 million or so for Acetex, that only pushes your debt up around
7% or so. But that increase in interest expense would be around 32%
sequentially. So can you provide some reconciliation of that? As well as also on table 14, there is an interest expense guidance provided for fiscal year 2005 of
$412, and that seems to be different than what is on the slide 16 in your presentation on the Web today. And that also seems to be slightly different than the interest expense number that you talked about before of $265.

--------------------------------------------------------------------------------
CORKY NELSON - CELANESE CORPORATION - EVP, CFO

Okay, great, let me step back and address those questions in sequence. First, the Acetex debt that was assumed with the business -- as you may recall, or as you may have seen, we have called that debt and plan to retire that debt, I believe, on the 19th, 20th of the month. So that will bring that interest cost down as part of the Company.

Just let me, again, give you some background on the various tables. Let me go to what schedule you are referring to first, here.

--------------------------------------------------------------------------------
MIKE JUDD - GREENWICH CONSULTANTS - ANALYST

Table 14 was the table in the handout. That's different than what's on the slide set. But, basically, table 14 in your e-mail presentation has $90 million in interest expense for the guidance for the third quarter.

--------------------------------------------------------------------------------
CORKY NELSON - CELANESE CORPORATION - EVP, CFO

In that $90 million is $15 million of the premium cost to retire the Acetex debt.

--------------------------------------------------------------------------------
MIKE JUDD - GREENWICH CONSULTANTS - ANALYST

Okay, great. And then, for the $415 million, which is the guidance for '05, that obviously includes that 15 million also.

--------------------------------------------------------------------------------
CORKY NELSON - CELANESE CORPORATION - EVP, CFO

That's correct, plus it also, as you may recall, in the first quarter of the year, we refinanced the existing debt of the Company, and there was $102 million of expense relating of that, as well.

Let me, real quickly, go over a response to an earlier question, just to frame this whole area of interest expense up. Cash interest expense for the year is forecasted to be somewhere in the $235 to $240 million range. Our total interest expense for the year is, with that $102 million of refinancing costs in the first quarter plus the $15 million of refinancing costs for the redemption of the Acetex bonds will give us interest expense somewhere in the $300 million and, let's say, $400 million range for the year. So that kind of frames what the interest expense position is on the Company.

--------------------------------------------------------------------------------
MIKE JUDD - GREENWICH CONSULTANTS - ANALYST

And then, lastly -- and this is also a follow-up to Frank Mitsch's question about SG&A as a percentage of sales -- what is your eventual goal for that?

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

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AUG. 09. 2005 / 11:00AM, CE - Q2 2005 CELANESE CORP EARNINGS CONFERENCE CALL
--------------------------------------------------------------------------------

Mike, we are making acquisitions, but our target was to reduce our SG&A expenses from the 2004 level by between $100 and $150 million.

--------------------------------------------------------------------------------
OPERATOR

Bob Goldberg (ph), Scopus Asset Management (ph).

--------------------------------------------------------------------------------
BOB GOLDBERG - SCOPUS ASSET MANAGEMENT (PH) - ANALYST

A follow-up question on the acetyls business. David, can you just give us some help as to where pricing is in Asia versus the other regions? I think you mentioned Asian prices or you are expecting Asian prices to come down. Where are they versus prices in North America and Europe? And how does it generally flow through? Is there a lag between if Asian prices go above US or below US in terms of the flow-through from one region to the next?

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

Bob, the North America pricing for essentially all of the positions in the market is fixed to a formula, raw material formula-based. You don't get a lot of margin volatility there, and pricing is established off of current-month raw materials.

The European pricing is negotiated for a quarter, so at the beginning of the quarter, there's a fair amount of arm wrestling that goes on, and you get a price established out there that runs through the quarter.

Asia pricing is just order by order, lot by lot, shipment by shipment. And it really is incredibly volatile. We have seen price movements of $150 a ton over a three-day or four-day period of time. Just to put that in perspective, that would be a 20 to 25% swing in pricing, based on plant outages, unexpected events in the marketplace both from the demand side and supply side.

So, to summarize all of that, and to answer your question, I can tell you today that the prices in Asia are softer than they were 60 days ago. Going forward, again, with the volatility in it, I would be ill-advised to give you some direction on what goes on because of the dynamics in the market.

--------------------------------------------------------------------------------
BOB GOLDBERG - SCOPUS ASSET MANAGEMENT (PH) - ANALYST

I was just wondering if the absolute level was at the North American level, above, below or just -- any sense as to where it is relative to the other regions now?

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

I would say today that it's in the range of the North American and European levels, and that in the first half it has been higher than that.

--------------------------------------------------------------------------------
BOB GOLDBERG - SCOPUS ASSET MANAGEMENT (PH) - ANALYST

I imagine you're going to see some higher ethylene costs in the second half, with energy where it is, and a little bit tighter supply and demand. Is that the reason for -- I think an earlier caller said that there was a $0.03 increase announced in acetyls. Is that a raw-material-driven announcement, or what is --
can you maybe give us a little more background on what is going on (multiple speakers)?

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

Sure. Let me answer your question in two parts. There is pricing in the market, price announcements out there for some of our acetyl products. In vinyl acetate, there's announcements for price increases, and it is in fact driven by anticipated higher ethylene prices.\

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AUG. 09. 2005 / 11:00AM, CE - Q2 2005 CELANESE CORP EARNINGS CONFERENCE CALL
--------------------------------------------------------------------------------

The second part of your question, just to refresh your memory, Celanese does buy a significant amount of ethylene, somewhere over a billion pounds of ethylene annually. And a little over half of what we buy, we buy on a cost-based formula.
And the other part of it is brought on a market-minus mechanism. So, as margins for ethylene producers expand, we would benefit from that expansion. I just wanted to make sure you had that data point.

--------------------------------------------------------------------------------
BOB GOLDBERG - SCOPUS ASSET MANAGEMENT (PH) - ANALYST

So the ethylene costs will go up automatically with higher ethane, higher naptha and so forth, in the second half of the year?

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

That's correct.

--------------------------------------------------------------------------------
OPERATOR

Kevin McCarthy, Banc of America Securities.

--------------------------------------------------------------------------------
KEVIN MCCARTHY - BANC OF AMERICA SECURITIES - ANALYST

I had a few follow-ups. Corky, on the subject of taxes, could you remind where for you stand on NOLs? I'm just looking to get a feel for how your cash taxes might differ from the 24% rate for the year.

--------------------------------------------------------------------------------
CORKY NELSON - CELANESE CORPORATION - EVP, CFO

We are looking at cash taxes for the balance of the year to be about 24%.

--------------------------------------------------------------------------------
KEVIN MCCARTHY - BANC OF AMERICA SECURITIES - ANALYST

And then, on the natural gas subject, if I carve out the Southern Methanol deal in Trinidad, do you have any hedges in place to offset the rising cost of gas, excluding that deal?

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

Kevin, our natural gas buy in North America is done on a FERC basis. We buy on a
FERC index, and that matches most closely what we have in our contracts with our customers.

I would highlight, however, that with the Ibn Sina joint venture in Saudi
Arabia, which has gas feeds at roughly $0.75 per MMBtu, producing both methanol and MTBE, there is in the portfolio some offsets to escalating natural gas prices.

--------------------------------------------------------------------------------
KEVIN MCCARTHY - BANC OF AMERICA SECURITIES - ANALYST

It sounds like that's a major source of the upside in your cash dividends, as well.

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

Yes. It's nice to have that balance in our portfolio, kind of a natural hedge out there.

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AUG. 09. 2005 / 11:00AM, CE - Q2 2005 CELANESE CORP EARNINGS CONFERENCE CALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
KEVIN MCCARTHY - BANC OF AMERICA SECURITIES - ANALYST

And finally, I think you said volumes were down just slightly in the Chemical
Products segment. Could you give us some color as to how that may have varied geographically, North America and Europe versus Asia?

--------------------------------------------------------------------------------
DAVID WEIDMAN - CELANESE CORPORATION - CEO, PRESIDENT AND DIRECTOR

I think the significant variation is on a product basis. Our core products, acid and VAM, were up. Some of the derivative products that were less profitable were the ones that were down. We chose to withdraw from those, and you had the consequential effect of having less tonnage overall coming out of the business.
But acid and VAM were both up on a year-over-year basis.

--------------------------------------------------------------------------------
OPERATOR

At this time, you have no further questions. I'll turn it back over to Mark for closing comments.

--------------------------------------------------------------------------------
MARK OBERLE - CELANESE CORPORATION - VP OF IR

We want to thank everyone for their continued interest in Celanese. If you have any questions, feel free and don't hesitate to call. Thank you very much.

--------------------------------------------------------------------------------
OPERATOR

Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect and have a good day.

--------------------------------------------------------------------------------

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